EATON VANCE CORP.

2013 OMNIBUS INCENTIVE PLAN

__________________________

(Effective as of October 23, 2013,

as amended and restated on October 30, 2015, October 26, 2016, October 25, 2017, October 24, 2018 and October 30, 2019)

EATON VANCE

2013 OMNIBUS INCENTIVE PLAN

(Effective as of October 23, 2013,

as amended and restated on October 30, 2015, October 26, 2016,October 25, 2017, October 24, 2018 and October 30, 2019)

__________________________

ARTICLE I
PURPOSE

The purpose of this Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees and Non-Employee Directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

This Plan was initially effective as of October 23, 2013 and has been amended and restated as of October 30, 2019, the date this amended and restated Plan was approved by the voting stockholders of the Company (“Voting Stockholders”).

ARTICLE II
DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1              “Award” means an award under this Plan of any Stock Option, Restricted Stock, Other Stock-Based Award or Deferred Stock Units. All Awards shall be confirmed by, and subject to the terms of, a written Award Agreement.

2.2              “Award Agreement” means a Notice and Award Agreement provided to the Participant, setting forth the terms and conditions of an Award. An Award Agreement may be written or electronic, or in such other form as the Company shall determine. A Participant’s acceptance (and non-revocation) of an Award hereunder will be deemed to constitute his or her acceptance of all terms of the Plan and the Award Agreement. Award Agreements for Option Awards may be also referred to herein as “Option Agreements.” Award Agreements for Restricted Stock Awards may be also referred to herein as “Restricted Stock Agreements.” Award Agreements for Deferred Stock Units may be also referred to as “Deferred Stock Unit Agreements.”

2.3              “Board” means the Board of Directors of the Company.

2.4              “Cause” means, with respect to any employee of the Company or Subsidiary, (i) such employee’s failure to perform and discharge his or her duties and responsibilities for any reason other than death or disability, (ii) such employee’s engagement in an action or course of conduct that in the reasonable judgment of the Committee (A) constitutes fraud, embezzlement or theft, (B) violates the Company’s Code of Business Conduct or Code of Ethics as then in effect, (C) constitutes a crime, (D) violates any rule, regulation or law to which the Company or Subsidiary is subject, (E) is negligent, or (F) harms the Company or Subsidiary or either the Company or the Subsidiary’s reputation, (iii) the sanction or censure of such employee by any regulatory or administrative body (including without limitation federal, foreign, state and local), or (iv) such employee’s failure to maintain any license or registration required for the employee to perform the functions of the employee’s position. With respect to a Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under the Certificate of Incorporation and By-Laws of the Company or applicable law.

2.5              “Change in Control” Unless otherwise determined by the Committee, a “Change in Control” shall be deemed to occur upon any of the following transactions:

(a)               The acquisition, other than from the Company or with the Company’s consent, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding Company Voting Stock; provided, that any acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries shall not constitute a Change in Control.

(b)               Approval by the Voting Stockholders of the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case with respect to which all or substantially all of the individuals and entities who are the respective beneficial owners of the Company Voting Stock immediately prior to such Business Combination will not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of the then combined voting power of the then outstanding Company Voting Stock entitled to vote generally in the election of directors of the Company or other entity resulting from the Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination; or

(c)               Approval by the holders of the Company Voting Stock of (i) a complete liquidation or dissolution of the Company, (ii) a sale or other disposition of all or substantially all of the assets of the Company, (iii) a sale or disposition of Eaton Vance Management (or any successor thereto) or of all or substantially all of the assets of Eaton Vance Management (or any successor thereto), or (iv) an assignment by any direct or indirect investment adviser Subsidiary of the Company of investment advisory agreements pertaining to more than 50% of the aggregate assets under management of all such Subsidiaries of the Company, in the case of (ii), (iii) or (iv) other than to a corporation or other entity with respect to which, following such sale or disposition or assignment, more than 50% of the outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company Voting Stock immediately prior to such sale, disposition or assignment in substantially the same proportion as their ownership of the Company Voting Stock immediately prior to such sale, disposition or assignment.

Notwithstanding the foregoing, the following events shall not cause, or be deemed to cause, and shall not constitute, or be deemed to constitute, a Change of Control:

(1)               The acquisition, holding or disposition of Company Voting Stock deposited under the Voting Trust Agreement dated as of October 30, 1997, as amended, of the voting trust receipts issued therefore, any change in the persons who are voting trustees thereunder, or the acquisition, holding or disposition of Company Voting Stock deposited under any subsequent replacement voting trust agreement or of the voting trust receipts issued therefore, or any change in the persons who are voting trustees under any such subsequent replacement voting trust agreement; provided, that any such acquisition, disposition or change shall have resulted solely by reason of the death, incapacity, retirement, resignation, election or replacement of one or more voting trustees.

(2)               Any termination or expiration of a voting trust agreement under which Company Voting Securities have been deposited or the withdrawal therefrom of any Company Voting Securities deposited thereunder, if all Company Voting Securities and/or the voting trust receipts issued therefore continue to be held thereafter by the same persons in the same amounts.

(3)               The approval by the holders of the Company Voting Stock of a reorganization of the Company into different operating groups, business entities or other reorganization after which the voting power of the Company is maintained as substantially the same as before the reorganization by the holders of the Company Voting Stock.

A Change in Control shall not occur for purposes of the Plan unless it constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) if the Award is subject to Section 409A of the Code.

2.6              “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder, and, in all instances, as further defined or described under any formal guidance issued by the Internal Revenue Service or United States Treasury.

2.7              “Committee” means the Committee the Board may appoint to administer this Plan; provided that, each of (A) Stock Options that are intended to be exempt from Section 162(m) of the Code and (B) performance based awards of Restricted Stock may be made only by a committee or subcommittee of the Board which shall consist of two or more Non-Employee Directors, each of whom shall be, to the extent required by Section 162(m) of the Code, an “outside director” as defined in Section 162(m) of the Code. With respect to the application of this Plan to Non-Employee Directors, the Committee shall be (i) the Board or (ii) a committee or subcommittee (which may differ from the committee or subcommittee established for the grant of Awards to employees) comprised of two or more Non-Employee directors each of whom qualify as an “independent director” as defined under Section 303A.02 of the NYSE Listed Company Manual. Initially, without further action of the Board, the Compensation Committee of the Board will administer the Plan. To the extent that no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board; provided, however, that in all cases the Board may take actions pursuant to the Plan to the extent it deems it advisable and as may be consistent with applicable law. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.8              “Company Non-Voting Stock” means the then outstanding shares of Company stock not entitled to vote in the election of directors.

2.9              “Company Voting Stock” means the then outstanding shares of the Company stock entitled to vote generally in the election of directors.

2.10          “Company” means Eaton Vance Corp., a Maryland corporation, and its successors by operation of law.

2.11          “Covered Employee” means an employee subject to the Code Section 162(m) provisions governing deductibility of certain compensation to such employees.

2.12          “Deferred Stock Units” means a notional award made to a Non-Employee Director under Section 10.3, including Annual Deferred Stock Unit Awards as described in Section 10.3. Each single unit of Deferred Stock has a reference value equal to the Fair Market Value of a share of Company Non-Voting Stock.

2.13          “Detrimental Activity” means: (a) the disclosure to anyone outside the Company or Subsidiaries, or the use in any manner other than in the furtherance of the Company’s or its Subsidiaries’ business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its Subsidiaries that is acquired by a Participant prior to or after the Participant’s Termination; (b) activity while employed or performing services that results, or if known could result, in the Participant’s Termination that is classified by the Company as a termination for Cause; or (c) material breach of any agreement between the Participant and the Company or a Subsidiary (including, without limitation, any employment agreement or non-competition or non-solicitation agreement). For purposes of subsections (a) and (c) above, the Chief Executive Officer and the Chief Legal Officer of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

2.14          “Director Option” means an option granted to a Non-Employee Director in accordance with Section 10.2.

2.15          “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16          “Effective Date” means October 23, 2013, the date the Voting Stockholders approved the Plan. The amended and restated Plan became effective on October 30, 2019, the date this amended and restated Plan was approved by the Voting Stockholders of the Company.

2.17          “Eligible Employees” means each employee of the Company or a Subsidiary.

2.18          “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.19          “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the shares of the Company on the applicable date as reported on the principal national securities exchange in the United States on which they are then traded. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted. In the event that an Award is granted on a day on which the applicable market is not open or after close of the applicable market, Fair Market Value shall be determined using the closing price on the last business day on which the market was open preceding the day of the grant of the Award. For purposes of the exercise of any Award, the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the closing price on the last business day on which the market was open preceding the day the notice is received.

2.20          “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.21          “Grant Date” means the actual date an Award contemplated hereunder is actually made to a Participant.

2.22          “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company or its Subsidiaries under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.23          “New Payment Date” means the day that is six months plus one day after the date of a “specified employee’s” “separation from service”, each within the meaning of Section 409A of the Code.

2.24          “Non-Employee Director” means a director of the Company who is not an active employee of the Company or a Subsidiary and includes a non-employee director within the meaning of Rule 16b-3.

2.25          “Non-Qualified Stock Option” means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.26          “Other Stock-Based Award” means any other Award of shares of Company Non-Voting Stock, and any other Award that is valued in whole or in part by reference to, or is otherwise based on, shares of Company Non-Voting Stock or other property, that is subject to

ARTICLE VIII, including, but not limited to, an award of deferred stock, unrestricted stock and restricted stock units.

2.27          “Participant” means an Eligible Employee or Non-Employee Director to whom an Award has been granted pursuant to this Plan.

2.28          “Performance Period” means the period of performance applicable to a Performance Award of Restricted Stock granted under Section 7.3.

2.29          “Performance Award” means an Award made pursuant to Section 7.3 of this Plan of the right to receive shares of Company Non-Voting Stock at the end of a specified Performance Period, which the Committee shall have designated at grant as intended to provide “performance-based compensation” within the meaning of Code Section 162(m) or which, although not so designated, the Committee believes provides “performance-based compensation” as so defined and was granted to a person who is or the Committee determines is reasonably likely to become a Covered Employee.

2.30          “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.31          “Plan” means this Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated from time to time.

2.32          “Qualified Member” means a member of the Committee who is a Non- Employee Director and an “outside director” within the meaning of Treasury Regulation §1.162-27(e)(3) under Code Section 162(m).

2.33          “Restricted Stock” means an Award of shares of Company Non-Voting Stock under this Plan that is subject to ARTICLE VII.

2.34          “Restriction Period” means the period of time during which any grant or sale of Restricted Stock, or portion thereof, remains subject to a Risk of Forfeiture, as described in ARTICLE VII and any Restricted Stock Agreement.

2.35          “Risk of Forfeiture” means a limitation on the right of the Participant to retain an Award of Restricted Stock, including a right in the Company to retain, repurchase or require the forfeiture of the shares of Company Non-Voting Stock subject to a Restricted Stock Agreement arising because of the occurrence or non-occurrence of specified events or conditions.

2.36          “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.37          “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code.

2.38          “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.39          “Stock Option” or “Option” means any option to purchase shares of Company Non-Voting Stock pursuant to ARTICLE VI or ARTICLE X, as applicable.

2.40          “Subsidiary” means any subsidiary entity of the Company within the meaning of Section 424(f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.

2.41          “Termination” means a Termination of Employment or Termination of Directorship, as applicable.

2.42          “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company.

2.43          “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Subsidiaries; or (b) when an entity which is employing a Participant ceases to be a Subsidiary, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Subsidiary at the time the employing entity ceases to be a Subsidiary. In the event that an Eligible Employee becomes a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.44          “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant and determined to be an “unforeseeable emergency” for purposes of Section 409A of the Code.

ARTICLE III
ADMINISTRATION

3.1              The Committee. The Plan shall be administered and interpreted by the Committee. The Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Committee may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency.

3.2              Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, Awards under this Plan. In particular, the Committee’s authority shall include the authority to:

(a)               select the Eligible Employees to whom Awards may from time to time be granted hereunder;

(b)               determine the number of shares of Company Non-Voting Stock to be covered by each Award granted hereunder;

(c)               determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Company Non-Voting Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(d)               determine whether, to what extent, and under what circumstances an Award may be settled in cash, Company Non-Voting Stock or other property;

(e)               determine whether, to what extent and under what circumstances Company Non-Voting Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code;

(f)                determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(g)               prescribe the form of each Award Agreement;

(h)               determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of Company Non-Voting Stock pursuant to such Award; and

(i)                 make all other decisions regarding grants of Awards hereunder.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

3.3              Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award to be granted to an employee who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to a Restricted Stock Performance Award, may be taken either (i) by a subcommittee composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders of the Company. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company, including the Company’s management committee, the authority, subject to such terms as the Committee shall determine, to perform administrative functions and the vesting and timing of the exercise of Awards either at the time of grant or thereafter, and such other functions as the Committee may determine to the extent permitted under applicable law and, with respect to any Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, to the extent performance of such function will not result in a subsequent transaction failing to be exempt under Rule 16b-3(d) or a performance award meeting the exception for performance compensation under Section 162(m) of the Code; provided that, in no event shall the authority to grant awards be delegated to officers or managers of the Company.

3.4              Limitation of Liability. Each member of the Committee shall be entitled in good faith to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

3.5              Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, the Committee (or any of the members thereof) or its delegees arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.6              Designation of Consultants/Liability.

(a)               The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan.

(b)               The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

3.7              Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Subsidiary and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud or gross negligence. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV
SHARE LIMITATION

4.1              Shares. Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of shares of Company Non-Voting Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under this Plan shall not exceed 34,500,000[1], any or all of which Awards may be in the form of Incentive Stock Options. Shares of Company Non-Voting Stock issued under the Plan may be either authorized and un-issued Company Non-Voting Stock or Company Non-Voting Stock held in or acquired for the treasury of the Company, or both.

4.2              Counting Shares; Adjustments.

(a)               Manner of Counting Shares. If any shares of Company Non-Voting Stock subject to an Award expire, are forfeited, canceled, exchanged, or surrendered or such Award is settled in cash or otherwise terminates without the issuance of shares of Company Non-Voting Stock to the Participant or the Participant’s retention of the shares of Company Non-Voting

Stock covered by the Award, such number of shares of Company Non-Voting Stock will again be available for Awards under the Plan; provided, however, that in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code. Shares of Company Non-Voting Stock delivered by actual delivery, attestation or net settlement to the Company by a Participant to (i) purchase shares of Company Non-Voting Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards. The Committee may make determinations and adopt regulations for the counting of shares of Company Non-Voting Stock relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares of Company Non-Voting Stock actually distributed differs from the number of shares of Company Non-Voting Stock previously counted in connection with such Award.

(b)               Type of Shares Distributable. Any shares of Company Non-Voting Stock delivered with respect to any Award may consist, in whole or in part, of authorized and un-issued shares of Company Non-Voting Stock or shares of Company Non-Voting Stock reacquired by the Company through purchase in the open market or in private transactions.

(c)               Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Company Non-Voting Stock, or other property) which is unusual and non-recurring, or any recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event affects the shares, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust (i) any or all of the number of shares of Company Non-Voting Stock which may be thereafter issued in connection with Awards, (ii) the number of shares of Company Non-Voting Stock issued or issuable in respect of outstanding Options or, if deemed appropriate, make provisions for payment of cash or other property with respect to any outstanding Option, (iii) the exercise price relating to any Option, and (iv) the number and kind of shares of Company Non-Voting Stock set forth in Section 4.2(d) as the per-person limitation for any three fiscal years for Awards made under the Plan; provided, however, in each case that, with respect to Incentive Options, such adjustment shall be made in accordance with Section 424 of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and any criteria and performance objectives or goals included in, Awards in recognition of unusual or non-recurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of assets or all or part of businesses) affecting the Company or any Subsidiary or any business unit, or the financial statements thereof, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee’s assessment of the business strategy of the Company, a Subsidiary, or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that, unless otherwise determined by the Committee, no such adjustment shall be made in respect of a Restricted Stock Performance Award if and to the extent that such adjustment would cause such Restricted Stock Performance Award to provide other than “performance-based compensation” within the meaning of Code Section 162(m).

(d)               Sub-limit. Subject to any increase or decrease pursuant to Section 4.2, the maximum number of shares of Company Non-Voting Stock with respect to which Awards may be granted to any Participant under the Plan shall be 7,200,000 shares of Company Non-Voting Stock per three-fiscal-year period. The per-Participant limit described in the preceding sentence (i) applies only to calculating the maximum number of shares of Company Non-Voting Stock available to a Participant during any three-fiscal-year period, and shall not apply to or affect the manner of counting shares pursuant to Section 4.2 and (ii) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder.

ARTICLE V
ELIGIBILITY; GENERAL REQUIREMENTS FOR AWARDS

5.1              General Eligibility. All Eligible Employees and Non-Employee Directors are eligible to be granted Awards under the Plan, subject to the terms and conditions of this Plan. Except as expressly provided herein, eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.

ARTICLE VI
STOCK OPTIONS

6.1              Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2              Grants. The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option. The Committee shall have no liability to any Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Committee converts an Incentive Stock Option into a Non-Qualified Stock Option.

6.3              Terms of Options. Except as expressly provided in this Section, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee, in its sole discretion, shall deem desirable:

(a)               Exercise Price. The exercise price per share of Company Non-Voting Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a “Ten Percent Stockholder” (determined in accordance with Code Section 422(b)(6)), 110%) of the Fair Market Value (determined in accordance with the terms of this Plan) of the Company Non-Voting Stock at the date of grant; and provided further that if the Committee approves the grant of a Stock Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% (or 110%, as applicable) of the Fair Market Value on such future date.

(b)               Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five (5) years.

(c)               Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at, or after, grant, in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)               Notice of Exercise and Payment. An Option shall be exercisable only by delivery of a written, electronic or other method of notice approved by the Company to the Company’s Treasurer or any other officer or agent of the Company designated by the Committee to accept such notices on its behalf, specifying the number of shares of Company Non-Voting Stock for which it is exercised. If the shares are not at that time effectively registered under the Securities Act, the Participant shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the Participant’s own account for investment and not with a view to distribution. Payment shall be made in full at the time the Option is exercised. Payment shall be made by (i) cash or check, (ii) delivery and assignment (either by actual delivery or attestation) to the Company or its agent of shares of Company Non-Voting Stock having been owned by the Participant for such period as the Committee may determine and having a Fair Market Value as of the date of exercise equal to the exercise price, provided that such shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements, (iii) if approved by the Committee, delivery of the Participant’s promissory note for the exercise price (but not if the Participant is a director or executive officer of the Company), or (iv) solely to the extent permitted by applicable law, if the Company Non-Voting Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price, and (v) any combination of (i) – (iv) above or any other means the Committee deems acceptable and that are permitted by applicable law.

(e)               Non-Transferability of Options. Except as expressly provided in an Option Agreement, no Stock Option shall be transferable by the Participant otherwise than by will, the laws of descent and distribution or by operation of the last validly filed beneficiary designation, filed on a form acceptable to the Company, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not transferable pursuant to this Section is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is transferred to a Family Member of the optionee pursuant to the preceding sentence (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award Agreement. Any shares of Company Non-Voting Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or held by a permissible transferee pursuant to a transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award Agreement.

(f)                No Rights to Options; No Stockholder Rights. No employee shall have any claim to be granted an Option under the Plan, and there is no obligation for uniformity of treatment of employees. No Option shall confer upon a Participant any rights as a stockholder or any claim to dividends paid with respect to any shares of Company Non-Voting Stock to which the Option relates unless and until such shares of Company Non-Voting Stock are duly issued to him or her in accordance with the terms of the Option Agreement.

(g)               Cancellation and Rescission of Options. Unless otherwise determined by the Committee at grant, each Option Agreement shall provide that a Participant who engages or has engaged in Detrimental Activity after the Grant Date of any Option, all vested and unvested Options held by the Participant shall thereupon terminate and expire and the Participant shall have no further rights with respect thereto.

(h)               Options to Participants Outside the United States. The Committee may modify the terms of any Option under the Plan granted to a Participant who is, at the time of grant or during the term of the Option, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Option shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Option to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Option to a Participant who is resident or primarily employed in the United States. An Option may be modified under this subsection in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

(i)                 Termination of Options. Each Option shall terminate and may no longer be exercised in accordance with the following provisions:

(i)                 if the Participant’s employment shall have been terminated by his or her resignation or by the Company or Subsidiary for Cause, all of the Participant’s right to exercise the Options (to the extent that the Options were exercisable (vested) on the date of termination of employment) shall terminate and may no longer be exercised on the first to occur of (A) the date that is forty-five (45) days from the termination date or (B) the expiration date of the Option; provided that, with respect to a termination for Cause, a duly authorized officer or officers of the Company may determine, solely in his or their discretion to limit the exercise of Options to a time period shorter than that described in (A); if the Participant’s employment shall have been terminated by the Company or Subsidiary without Cause (before his or her Disability or death), then the Participant may at any time within a period of fifteen (15) months after such date of Termination (or, if sooner, the Option’s expiration date as set forth on the Award Agreement) exercise his or her Options to the extent that the Options were exercisable (vested) on the date of termination of employment;

(ii)              if the Participant’s employment shall have been terminated because of his or her Disability, then all of his or her Options shall become exercisable (vested) immediately on the date of Termination and the Participant may at any time within a period of fifteen (15) months after the Participant’s Termination because of Disability (or, if sooner, the Option’s expiration date as set forth on the Award Agreement) exercise any or all of such Options; and

(iii)            if the Participant dies, then all of his or her Options shall become exercisable (vested) immediately on the date of death and his or her estate, personal representative or beneficiary to whom it has been transferred (in accordance with the terms of this Plan) may at any time within a period of fifteen (15) months after the Participant’s death (or, if sooner, the Option’s expiration date as set forth on the Award Agreement) exercise any or all of such Options; provided, however, that the Committee may, at its sole discretion, provide specifically in an Award Agreement for such other period of time (shorter or longer than as set forth above) during which a Participant may exercise an Option after Termination as the Committee may approve, subject to the overriding limitation that no Option may be exercised to any extent by anyone after the date of expiration of the Option.

(j)                 Unvested Stock Options. Unless otherwise determined by the Committee, or as otherwise set forth herein, including, without limitation, at Section 6.3(i)(i), 6.3(i)(ii) or 6.3(i)(iii), Stock Options that are not vested (either by operation of this Plan or under an agreement or otherwise) as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)               Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Company Non-Voting Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company or any Subsidiary exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Incentive Stock Options shall be granted to Employees only. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend this Plan accordingly, without the necessity of obtaining the approval of the Voting Stockholders of the Company (unless such approval is required in order to allow for the continued granting of Incentive Stock Options).

(l)                 Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion, modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Option to Section 409A of the Code). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the Voting Stockholders of the Company.

(m)             Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII
RESTRICTED STOCK

7.1              Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees to whom, the time or times at which, and the performance conditions (if any) applicable to, grants of Restricted Stock and shall also determine the number of shares of Company Non-Voting Stock to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. As it deems necessary or appropriate, including to comply with Code Section 162(m), the Committee may condition receipt of the grant of Restricted Stock upon the attainment of annual performance goals, as described in Section 7.3. In addition, the Committee may condition the vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Committee may determine, in its sole discretion, including compliance with the requirements of Section 162(m) of the Code. Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity after the grant of Restricted Stock, all unvested Restricted Stock shall be immediately forfeited to the Company.

7.2              Awards and Certificates. Participants selected to receive Restricted Stock Awards shall comply with the applicable terms and conditions of the Restricted Stock Award. Further, all Restricted Stock Awards shall be subject to the following:

(a)               Purchase Price. The purchase price, if any, of Restricted Stock shall be fixed by the Committee. The purchase price for shares of Restricted Stock may, to the extent permitted by applicable law, be more or less than par value and may be zero.

(b)               Non-Issuance of Certificates. Participants receiving an Award of Restricted Stock shall be issued neither shares of Company Non-Voting Stock nor a certificate in respect of such Award. Rather, each such Award shall be recorded as a book entry in such manner as is administratively expedient and permitted by law. Notwithstanding the foregoing, if the Committee, in its sole discretion, determines to issue a Participant receiving an Award of Restricted Stock a stock certificate in respect of such shares of Restricted Stock, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

“The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions (including, without limitation, the right of Eaton Vance Corp. to repurchase the shares) of the Eaton Vance Corp. 2013 Omnibus Incentive Plan and an Award Agreement entered into by the registered owner and Eaton Vance Corp. Copies of such Plan and Award Agreement are on file in the offices of Eaton Vance Corp.”

In such case, the Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may, but need not be, the Company) until the restrictions thereon shall have lapsed, and include any restrictions or limitations that the Committee may otherwise deem necessary or appropriate.

(c)               Restrictions and Restriction Period. During the period or periods established by the Committee and set forth in the Restricted Stock Agreement (i.e., the Restriction Period), each Award of Restricted Stock shall be subject to limitations on transferability and a Risk of Forfeiture (which may take the form of a right of the Company to repurchase the Restricted Stock for such consideration, if any, as the Committee shall have determined at grant) arising on the basis of such conditions related to the continuation of employment or the attainment of performance goals or otherwise as the Committee may determine. Any such Risk of Forfeiture may be waived, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(d)               Rights Pending Lapse of Risk of Forfeiture. Except as otherwise provided in the Plan or in an Award Agreement, at all times prior to lapse of the Risk of Forfeiture applicable to, or forfeiture or repurchase of, an Award of Restricted Stock, the Participant shall have all of the rights of, and be subject to the limitations of, a non-Voting Stockholder of the Company as to such shares of Company Non-Voting Stock; provided, however, that any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock shall not be paid to the Participant until such time all Risks of Forfeiture (including any performance objectives) with respect to such Award have been satisfied or attained. The Committee, as determined at the time of an Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Company Non-Voting Stock are available under ARTICLE IV.

(e)               Effect of Termination. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Restricted Stock Agreement, upon Termination with the Company and its Subsidiaries for any reason during the Restriction Period, all shares of Restricted Stock still subject to Risk of Forfeiture shall be forfeited (or subject to repurchase, if applicable); provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

(f)                Lapse of Restrictions. Subject to Section 13.4 below (relating to satisfaction of withholding obligations), if and when the Risk of Forfeiture expires without a prior forfeiture of the Restricted Stock, the bookkeeping entry reflecting the Award of Restricted Stock shall be updated to reflect that the Award is no longer subject to a Risk of Forfeiture; provided that, if the Committee so determines, the Committee may authorize certificates with respect to such shares of Company Non-Voting Stock and instruct that they be delivered to the Participant, subject to all requirements set forth herein.

(g)               Non-Transferability. No Award shall be transferable by the Participant otherwise than by will, the laws of descent and distribution or by operation of the last validly filed beneficiary designation, filed on a form acceptable to the Company. Any Award that is transferred to a Family Member or beneficiary pursuant to the preceding sentence (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award Agreement. Any shares of Company Non-Voting Stock held by a permissible transferee shall be subject to the terms of this Plan and the applicable Award Agreement.

(h)               Buyouts. The Company may at any time offer to buy out any outstanding Award of Restricted Stock for a payment in cash, shares of Company Non-Voting Stock or other property based on such terms and conditions as the Committee shall determine.

(i)                 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this subsection in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

7.3              Additional Requirements for Performance Awards. Restricted Stock may be granted to Covered Employees or others (as the Committee may determine) subject to the attainment of pre-established performance goals, as described below. Restricted Stock (including Restricted Stock granted contingent upon the attainment of pre-established performance goals) may also be granted subject to a Risk of Forfeiture based on the provisions of Section 7.2(d) above, and may include that the Risk of Forfeiture may lapse upon the achievement of additional pre-established performance goal or goals and other terms as set forth in this Section 7.3.

(a)               Performance Goals Generally. The performance goals for such Performance Awards shall include one or more business criteria and may (but need not) include a targeted level or levels of performance with respect to each such criterion, as specified by the Committee consistent with this Section 7.3. Performance goals shall be objective, shall be for a specified period and shall otherwise meet the requirements for performance-based compensation under Code Section 162(m), including the requirement that the outcome of performance goals be “substantially uncertain” at the time established. The Committee may determine that such

Award shall be granted upon achievement of any one or more performance goal or that two or more of the performance goals must be attained as a condition to vesting or delivery of shares of Company Non-Voting Stock or retention or non-forfeiture of such Award. Performance goals may differ for separate Awards granted to any one Participant or to different Participants, and may be different for Performance Periods.

(b)               Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, business units, funds or ventures of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Award: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, or return on equity; (6) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans; (7) operating margin; (8) net income, net operating income, pretax earnings, pretax earnings before interest and depreciation and amortization, pretax operating earnings after interest expense and before incentives and service fees and extraordinary or special items, operating earnings or adjusted operating earnings; (9) total stockholder return; (10) commissions paid or payable to certain marketing personnel which are subjected to the Participant’s customary override commissions; (11) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or other indexes or groups of comparable companies referenced in the Company’s annual report on Form 10-K in respect to Item 401(l) of Regulation S-K; (12) new exchange fund assets acquired during a performance period; (13) the value of all financial assets resulting from an extraordinary acquisition of assets; (14) the performance of one or more of the Eaton Vance funds as compared to a peer group or index or other benchmark deemed applicable by the Committee; (15) the volume of sales of Eaton Vance funds; and (16) Operating Income. The Committee may specify that such performance criteria shall be adjusted to include or exclude, as appropriate, any one or more of the following: (a) the results of consolidated funds, (b) stock based compensation expense, (c) write offs of intangible assets or goodwill associated with acquisitions or similar transactions, (d) extraordinary and non-recurring items, (e) the cumulative effects of changes in accounting principles, (f) gains or losses on dispositions of discontinued operations, (g) the write down of any asset, (h) charges for restructuring or rationalization programs, (i) amortization of intangibles associated with acquisitions, (j) other acquisition related charges or expenses, (k) impairment charges, (l) gain or loss on minority equity investments, (m) non-cash income tax expenses, (n) expenses associated with incentive compensation, (o) net income attributable to non-controlling and other beneficial interests, (p) equity in net income of affiliates, (q) non-recurring expenses related to closed-end fund offerings, and (r) the effects of foreign currency exchange rate fluctuations. Such performance criteria and adjustments thereto may be determined on a GAAP or non-GAAP basis, as determined by the Committee at the time the performance goal is established. The specific performance goal or goals established by the Committee with respect to such Award or the terms of the Award Agreement shall be subject to adjustment by the Committee for any change in law, regulations and interpretations occurring after the Grant Date of the Award so as to enable all compensation to a Covered Employee attributable to the Award to constitute “performance-based compensation” within the meaning of Code Section 162(m).

(c)               Timing For Establishing Performance Goals. Performance goals applicable to both (i) Awards of Restricted Stock granted upon the condition that a specified goal or goals be achieved during a Performance Period, or (ii) Awards of Restricted Stock granted subject to a Risk of Forfeiture that lapses upon the achievement of pre-established performance goals shall be measured over the applicable Performance Period. The Performance Period will be specified in the Restricted Stock Agreement. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Award, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d)               Special Definitions. For purposes of this Section: ”performance period” means the period over which an applicable performance goal or goals must be met; “extraordinary acquisition of assets” means an unusual or nonrecurring event affecting the Company or any Subsidiary, or any business division or unit or the financial statements of the Company or any Subsidiary, involving the acquisition of new financial assets to be managed or administered for advisory or other fees by any Subsidiary or any business division or unit, such as the acquisition of investment companies or partnerships (or their assets) previously managed by other persons, the acquisition of other investment advisory or management firms (or their assets) or the formation of joint ventures, partnerships or similar entities with other firms, provided that such fees shall be based upon such assets and payable to the Subsidiary or business division or unit upon consummation of the transaction (but the formation of new investment companies or partnerships by the Company or any Subsidiary or the acquisition of new private accounts to be managed by the Company or any Subsidiary in the ordinary course of its business shall not constitute an extraordinary acquisition of assets); and “new exchange fund assets” means all financial assets acquired during a performance period resulting from the private offering of shares or units of one or more exchange funds offered and managed by any Subsidiary or Subsidiaries of the Company, including all qualifying assets acquired by an exchange fund during a performance period to ensure the nontaxability of the exchange of contributed securities for shares or units of the fund (with all financial assets acquired by an exchange fund during a performance period valued as at the close of business on the exchange date, using the valuation of such assets employed by the fund at such date).

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1              General. Other Stock-Based Awards may be issued either alone or in addition to (a) other Awards granted under the Plan or (b) awards granted under any other plan sponsored by the Company or any Subsidiary, including, but not limited to, the 2016 Parametric Phantom Incentive Plan and 2017 Atlanta Capital Phantom Incentive Plan. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Company Non-Voting Stock, as the Committee shall determine.

8.2              Terms and Conditions. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto. Participants selected to receive Other Stock-Based Awards shall comply with all the applicable terms and conditions of the Other Stock-Based Award.

ARTICLE IX
CHANGE IN CONTROL PROVISIONS

9.1              Benefits. In the event of a Change in Control of the Company and except as otherwise provided by the Committee in any Award Agreement, a Participant’s unvested Award shall not automatically vest and a Participant’s Award shall be treated in accordance with one of the following methods determined by the Committee, in its sole discretion:

(a)               Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefore, as determined by the Committee in its sole discretion, and restrictions applicable to any Award granted prior to the Change in Control shall not lapse upon a Change in Control; provided that, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendments thereto).

(b)               The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or a Subsidiary or any acquiring or successor person or entity for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Company Non-Voting Stock covered by such Awards, over the aggregate exercise price of such Awards, if any, and any applicable tax withholding. For purposes of this Section 9.1, “Change in Control Price” shall mean the highest price per share of Company Non-Voting Stock paid in any transaction related to a Change in Control of the Company.

(c)               The Committee may, in its sole discretion, provide for the cancellation of any Awards without payment, if (i) in the case of Stock Options, the Change in Control Price is less than the exercise price of such Option and (ii) in the case of any Award, such Award is unvested (i.e., remains subject to a Risk of Forfeiture) upon the closing date of the Change in Control.

(d)               The Committee may, upon written notice to Participants, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of the Change in Control unless exercised by the Participant (to the extent then exercisable) within a specified period of time following the date of such notice.

(e)               Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at the time of grant or at any time thereafter.

In taking any of the actions permitted under this Section 9.1, the Committee shall not be obligated by the Plan to treat all Awards, or all Awards held by a Participant, or all Awards of the same type, identically.

ARTICLE X

FORMULA PLAN FOR NON-EMPLOYEE DIRECTORS

10.1          Formula Plan, In General. Non-Employee Directors of the Company may be granted Director Options as described in Section 10.2 and shall be granted Deferred Stock Unit Awards as described in Section 10.3. Unless otherwise specifically provided in this ARTICLE X, any Options granted under Section 10.2 shall be subject to the general rules set forth for Option Awards under this Plan, including as set forth in ARTICLE VI. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, grant Awards to Non-Employee Directors that are different from, and/ or in addition to the Awards set forth below.

10.2          Director Option. At the first Board meeting following the first election to the Board of a person who was not, within twelve months preceding election, either an officer or employee of the Company or any Subsidiary, a Non-Employee Director may be granted an Option to purchase a number of shares of Company Non-Voting Stock determined by the Board, in its sole discretion. On the first business day in November in each year, each Non-Employee Director may be granted a Director Option to purchase a number of shares of Company Non-Voting Stock as determined by the Board, in its sole discretion. The Option Price for each Director Option shall be the Fair Market Value (as defined herein) for the Grant Date. Each Director Option shall become exercisable immediately on the date of grant. No Director Option shall be exercisable later than ten years after the date of grant.

10.3          Deferred Stock Units. On the first business day in November in each year, each Non-Employee Director shall be granted a Deferred Stock Unit Award equivalent to $140,000, with the number of units of Deferred Stock actually awarded equal to $140,000 divided by the Fair Market Value of a share of Company Non-Voting Stock on the Grant Date (each, an “Annual Deferred Stock Unit Award”).

(a)               Settlement. Deferred Stock Unit Awards shall be settled in a lump sum cash payment equivalent to the number of units of Deferred Stock held (after adjustment under Sections 10.3(e) and 10.3(f)) on the settlement date multiplied by the Fair Market Value of a share of Company Non-Voting Stock on such date.

(1)               Each Annual Deferred Stock Unit Award granted on or before October 31, 2017 will vest and be settled on the first to occur of the second anniversary of the Grant Date or the date of the Non-Employee Director’s Termination (other than for Cause), or because of death, Disability or Unforeseeable Emergency, or upon a Change in Control.

(2)               Each Annual Deferred Stock Unit Award granted in November 2017 will vest and be settled on the first to occur of the date of the Non-Employee Director’s Termination (other than for Cause), or because of death, Disability or Unforeseeable Emergency or upon a Change in Control.

(3)               Each Annual Deferred Stock Unit Award granted in 2018 and thereafter shall vest and settle, at the election of the Non-Employee Director (which election shall occur on or before December 31 of the calendar year prior to the year of grant of such award) on either (X) the first to occur of the date of the Non-Employee Director’s Termination

(other than for Cause), or because of death or Disability or Unforeseeable Emergency or upon a Change in Control or (Y) the first to occur of the second anniversary of the Grant Date, the date of the Non-Employee Director’s Termination (other than for Cause), or because of death or Disability or Unforeseeable Emergency or upon a Change in Control; provided that such election shall be made in accordance with the procedures established by the Corporation to comply with Section 409A of the Code. With respect to Annual Deferred Stock Unit Awards granted on or after January 2019, if a Non-Employee Director fails to make such election on or before December 31 of the calendar year prior to the year of grant of such award, such Non-Employee Director shall automatically be deemed to have elected to vest and settle on the first to occur of the date of the Non-Employee Director’s Termination (other than for Cause), or because of death or Disability or Unforeseeable Emergency or upon a Change in Control .

(b)               Non-Transferability of Deferred Stock Unit Award. Except as specifically authorized by the Committee, Deferred Stock Unit Awards, or the rights represented thereby, shall not be transferable by the Participant otherwise than by will, the laws of descent and distribution or by operation of the last validly filed beneficiary designation, filed on a form acceptable to the Company. Any Award that is transferred to a Family Member or beneficiary pursuant to the preceding sentence (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award Agreement. Any shares of Company Non-Voting Stock held by a permissible transferee shall be subject to the terms of this Plan and the applicable Award Agreement.

(c)               Purported Transfers. Except as specifically authorized by the Committee, no purported assignment or transfer of a Deferred Stock Unit Award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will, the laws of descent and distribution, or by operation of the last validly filed beneficiary designation), shall vest in the assignee or transferee any interest or right herein whatsoever.

(d)               Unfunded Promise; No Stockholder Rights. The grant of a Deferred Stock Unit Award (as adjusted herein) shall constitute an unfunded promise by the Company to pay a cash amount, in accordance with the requirements of this Section 10.3. Such cash amount is to be paid exclusively from the general assets of the Company, and the Non-Employee Director receiving such Award shall be an unsecured creditor of the Company with respect to all Deferred Stock Unit Awards. Except as specifically provided herein, no Deferred Stock Unit Award shall confer upon a Non-Employee Director any rights as a Voting Stockholder or non-Voting Stockholder with respect to the Award contemplated herein.

(e)               Dividends. As dividends are paid with respect to Company Non-Voting Stock, a number of units of Deferred Stock with a current value equal to the amount of the dividend will be allocated to the account of each Non-Employee Director with respect to each unit of Deferred Stock Awarded hereunder at the time such dividends are paid to the stockholders of the Company. The number of units of Deferred Stock allocable will be determined by first determining the value of the total dividend that would have been paid to a Non-Employee Director if each unit of Deferred Stock held by him or her at such time was an actual share of Company Non-Voting Stock, and dividing the aggregate value of the hypothetical dividend by the Fair Market Value of a share of Company Non-Voting Stock, as of the date the dividend is declared (rounded up to one additional unit, as necessary).

(f)                Adjustments. Adjustments shall be made to the number of units of Deferred Stock held by a Non-Employee Director, as necessary, in accordance with Section 4.2.

(g)               Taxes. Amounts received with respect to a Deferred Stock Unit Award are taxable as regular income upon settlement. Non-Employee Directors receiving such Awards are solely responsible for payment of all state, federal and local taxes applicable thereto.

ARTICLE XI
TERMINATION OR AMENDMENT OF PLAN

11.1          Termination or Amendment. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirements), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be materially impaired without the consent of such Participant and, provided further, without the approval of the Voting Stockholders of the Company in accordance with the laws of the State of Maryland, to the extent required by the applicable provisions of Rule 16b-3, or Section 162(m) of the Code, pursuant to the requirements of the exchange on which Company shares are traded, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would:

(a)               increase the aggregate number of shares of Company Non-Voting Stock that may be issued under this Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b)               increase the maximum individual Participant limitations as set forth in Section 4.2(d) (except by operation of Section 4.2);

(c)               change the classification of Eligible Employees eligible to receive Awards under this Plan;

(d)               decrease the minimum option price of any Stock Option (except by operation of Section 4.2);

(e)               extend the maximum option period beyond ten years;

(f)                alter the Performance Goals for the Award of Restricted Stock or the vesting of Restricted Stock;

(g)               award any Stock Option in replacement of a canceled Stock Option; or

(h)               require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.

In no event may this Plan be amended without the approval of the Voting Stockholders of the Company in accordance with the applicable laws of the State of Maryland to increase the aggregate number of shares of Company Non-Voting Stock that may be issued under this Plan, decrease the minimum exercise price of any Stock Option, or to make any other amendment that would require Voting Stockholder approval under the rules of the exchange on which the Company Non-Voting Stock of the Company are traded, or the rules of any other exchange or system on which the Company’s securities are listed or traded at the request of the Company.

ARTICLE XII
UNFUNDED PLAN

12.1          Unfunded Status of Plan. This Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII
GENERAL PROVISIONS

13.1          Legend. The Committee may require each person receiving shares of Company Non-Voting Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Company Non-Voting Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company Non-Voting Stock is then listed or any national securities exchange system upon whose system the Company Non-Voting Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.2          Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to Voting Stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3          No Right to Employment or Directorship. Neither this Plan nor the grant of any Option or other Award hereunder shall give any individual any right with respect to continuance of employment, consultancy or directorship by the Company or any Subsidiary, nor shall they be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed or a consultant or Non-Employee Director is retained to Terminate his or her employment, consultancy or directorship at any time.

13.4          Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Company Non-Voting Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld, including without limitation, upon the vesting of Restricted Stock (or other Award that is taxable upon vesting). Upon an election by a Participant under Section 83(b) of the Code, he or she shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the prior consent of the Committee, by reducing the number of shares of Company Non-Voting Stock otherwise deliverable or by delivering shares of Company Non-Voting Stock already owned; provided, however, that except as otherwise required by the Committee, the total tax withholding where shares of Company Non-Voting Stock are being used to satisfy tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent the Company is able to retain shares of Company Non-Voting Stock having a fair market value (determined by (or in a manner approved by) the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Company Non-Voting Stock (up to the number of shares having a fair market value equal to the maximum statutory rate of tax (determined by (or in a manner approved by) the Company) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award.

13.5          No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided under this Plan, by law or permitted by the Committee, be transferable in any manner, and any attempt to transfer any such benefit shall be void, and any such benefit shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

13.6          Listing and Other Conditions.

(a)               Unless otherwise determined by the Committee, as long as the Company Non-Voting Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Company Non-Voting Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)               If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Company Non-Voting Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Company Non-Voting Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)               Upon termination of any period of suspension under this Section 13.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)               A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

13.7          Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable Maryland principles of conflict of laws).

13.8          Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.9          Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.10      Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Company Non-Voting Stock pursuant to any Awards hereunder.

13.11      No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.12      Death/Disability. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

13.13      Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Company Non-Voting Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

13.14      Section 409A of the Code. Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with a Termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the New Payment Date, except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

13.15      Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.16      Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.17      Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Subsidiaries and their employees, agents and representatives with respect thereto.

13.18      Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XIV
EFFECTIVE DATE OF PLAN

The Plan became effective on October 23, 2013, the date it was approved by the Voting Stockholders of the Company. The amended and restated Plan became effective on October 30, 2019 the date this amended and restated Plan was approved by the Voting Stockholders of the Company.

ARTICLE XV
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after October 22, 2023, but awards granted prior to such date may extend beyond that date. Notwithstanding the foregoing provisions, no Award (other than a Stock Option) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the date of stockholder approval of the Plan, unless the Performance Goals set forth herein are re-approved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth herein.

Eaton Vance Corp.

/s/ Thomas E. Faust Jr.
By: Thomas E. Faust Jr.
Title: Chief Executive Officer

[1] The 34,500,000 shares authorized under the Plan reflect the 25,500,000 shares previously authorized plus an additional 9,000,000 shares authorized pursuant to the amended and restated Plan as approved by the Voting Stockholders on October 30, 2019.